UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

BLUEJAY DIAGNOSTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2024, Bluejay Diagnostics, Inc. (the “Company”) provided notice to DLA, LLC (“DLA”) that the Company has terminated the scope of work and master services agreement between the Company and DLA, effective immediately. In connection therewith, Frances Scally, who had served as the Company’s Interim Chief Financial Officer pursuant to such agreements with DLA, ceased serving as an officer of the Company. In connection with these matters, the Board of Directors of the Company (the “Board”) has designated Neil Dey, the Company’s President and Chief Executive Officer, as the Company’s the principal financial and accounting officer, in addition to serving as principal executive officer.

Item 8.01 Other Events.

On April 1, 2024, the Board resolved that the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) will be held on May 14, 2024 at 1:00 p.m. (Eastern Time), at the corporate offices of the Company located at 360 Massachusetts Avenue, Suite 203, Acton, Massachusetts, and that stockholders of record of the Company as of the close of business on April 3, 2024, shall be entitled to notice of, and to vote at, the 2024 Annual Meeting. In the event that the Board resolves in the future to change the meeting or record dates for the 2024 Annual Meeting, the Company will provide prompt public notice via Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bluejay Diagnostics, Inc.

By:	/s/ Neil Dey
Neil Dey
President and Chief Executive Officer

Date: April 2, 2024

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